Exhibit 32.1
Certification of Periodic Report
Pursuant to 18 U.S.C. Section 1350
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, each of the undersigned hereby certifies that (i) the Annual Report of First United Corporation on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the “Report”) fully complies with the  requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.

Date: March 2, 2009	By:	/s/ William B. Grant
William B. Grant, Esq., CFP
Chairman of the Board and
Chief Executive Officer

Date: March 2, 2009	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, CPA, CFP,
Executive Vice President and
Chief Financial Officer